EXHIBIT 10.01

State of Delaware
 Secretaiy of" State
 Division of Corporations
 Delivered 11:00 Mi OB/29/2011
FILED 11:00 AM 08/29/2011
SRV 110965356 - 2350791 FILE

CERTIFICATE OF AMENDMENT
of
ARTICLES OF INCORPORATION
of
GOLDEN SPIRIT ENTERPRISES LTD.
A Delaware Corporation

The undersigned Jaclyn Cruz, President and Sharon Dcutscli. Secretary of Golden Spirit Enterprises Ltd. does hereby certify that a special Meeting of the Board of Directors held at the offices of the Corporation on August 26. 2011, at which a quorum was present, the following resolutions were duly passed:

RESOLVED:  The Corporation's authorized capital stock consists of 500,000,000 shares of common stock with $0.0001 par value per share, of which 57,248,691 shares arc currently issued and outstanding.

RESOLVED:  Thai the Articles of Incorporation of Golden Spirit Enterprises Ltd. shall be amended, subject to shareholder approval, to change the name of Golden Spirit Enterprises Ltd. to Terralene Fuels Corporation in accordance with Section 242 of the General Corporation Law of Delaware and further was approved by the shareholders of the Corporation pursuant to Section 228 of the General Corporation Law of the State of Delaware.

RESOLVED: A majority of the shareholders on the record of August 26, 2009, approved the aforesaid resolutions in accordance with Section 222 of the General Corporation Law of Delaware. The total number of outstanding shares of common stock entitled to vote with respect to the resolutions was 57,248,691 shares and the number of shares voting in favor of the resolution was 31,486,780 exceeding the vote required.

RESOLVED: That the officers of the corporation and each of them is authorized and empowered to arrange for and purchase new slock certificates of the corporation to be issued lo shareholders and to represent the Common Stock of this Corporation issuable pursuant to the name change and such share certificates, as determined by the officers, shall be deemed to be the shares of this corporation, and it in further.

RESOLVED: That the officers of the corporation and each of them is authorized and empowered to do such things and execute such documents as may be necessary in order to effectuate the purpose of the foregoing resolutions.

RESOLVED: That the Certificate of Amendment sltai! be effective on September 21,2011.

RESOLVED: The Articles of Incorporation of Golden Spirit Enterprises Ltd. are hereby amended as follows:

ARTICLE 1
(amended)

The name of Corporation is Terralene Fuels Corpora tian.

I, the undersigned .Secretary of Golden Spirit Enterprises Ltd. DO HEREBY CERTIFY that the foregoing is a true, complete and accurate copy of resolutions duly adopted by the Board of Directors of the said Corporation at a special meeting held on the aforementioned day, at which a quorum of the Directors were present; and I do further certify that these resolutions have not been altered, amended repealed or rescinded and they are now in full force and effect.

Witness my and the Seat of the Corporation this 26th day of August, 2011